Exhibit 10.15

THIRD AMENDMENT TO
AECOM TECHNOLOGY CORPORATION

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN,
DATED OCTOBER 1, 1992

THIS AMENDMENT, by AECOM Technology Corporation, hereinafter sometimes referred to as the “Company”, is made with reference to the following facts:

Effective October 1, 1992, AECOM Technology Corporation adopted the AECOM Technology Corporation Supplemental Executive Retirement Plan, Dated October 1, 1992 (the “Plan”), which reserves to the Board of Directors of AECOM Technology Corporation the right to amend said Plan (Section 4.1 thereof). The Company has executed this Third Amendment for the purpose of amending said Plan in the manner hereinafter provided.

NOW, THEREFORE, the Plan is hereby amended, effective April 1, 2004, by the addition of the following paragraph at the end of Section 2.12:

“Effective April 1, 2004, in determining a Participant’s DMJM Plan Benefit, a Participant’s Compensation (as defined in Section 2.4 of the DMJM Plan document) for any determination period cannot exceed the Participant’s highest annual Compensation for any calendar year during the period beginning January 1, 1994 and ending December 31, 2003. For purposes of this Section 2.12, “determination period” means the 12-month period over which Compensation is determined under the terms of the DMJM Plan.”

IN WITNESS WHEREOF, the Company has caused this Third Amendment to be executed as of April 1, 2004.

AECOM Technology Corporation

By:	/s/ Stephanie A. Hunter

Title:	Corporate Secretary

Date:	March 4, 2004